As filed with the Securities and Exchange Commission on August 6, 2008

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

__________________

ORCHIDS PAPER PRODUCTS COMPANY

(Exact name of Registrant as specified in its charter)

__________________

Delaware	23-2956944
(State of incorporation)	(I.R.S. Employer Identification No.)

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Address of principal executive offices, including zip code, and telephone number)

__________________

Orchids Paper Products Company Stock Incentive Plan, As Amended

(Full title of the plans)

__________________

Robert A. Snyder

Chief Executive Officer

Orchids Paper Products Company

4826 Hunt Street

Pryor, Oklahoma 74361

(918) 825-0616

(Name, address, and telephone number, including area code, of agent for service)

__________________

Copies to:

Donald E. Figliulo, Esq.

C. Brendan Johnson, Esq.

Bryan Cave LLP

161 North Clark Street

Chicago, Illinois 60601

(312) 602-5000

(312) 602-5050 (fax)

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Larger accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if smaller reporting company)

__________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.001 par value	200,000	$7.55(2)	$1,510,000	$59.34

(1)

Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), that become issuable under the Orchids Paper Products Company Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)

This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the average ($7.55) of the high ($7.55) and low ($7.55) prices for the Registrant’s Common Stock reported by the American Stock Exchange on August 5, 2008.

Explanatory Note

On February 6, 2008 the Board of Directors of Orchids Paper Products Company (the “Company”) approved an amendment to the Company’s Stock Incentive Plan (the “Plan”) to increase the maximum number of shares that may be issued pursuant to options or other awards granted under the Plan by 200,000 shares. The amendment was subject to the approval of the Company’s stockholders. The Company’s stockholders approved the amendment to the Stock Incentive Plan at the Company’s Annual Meeting of Stockholders held on May 20, 2008.

The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company’s previously filed Registration Statements on Form S-8 filed on September 13, 2005 (Registration No. 333-128293), with respect to the Plan (the “Prior Registration Statement”). This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 200,000 shares issuable pursuant to awards to be granted under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements made in connection with the Plan, including the periodic reports that the Company filed after the Prior Registration Statement to maintain current information about the Company, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Not required to be filed with this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the Exhibit index.

Item 9.	Undertakings.

Not required to be filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pryor, State of Oklahoma, on this 6th day of August 2008.

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Keith Schroeder
Keith Schroeder Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Robert A. Snyder and Keith R. Schroeder, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign any amendments (including post-effective amendments) and supplements to this registration statement (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933), and to file such amendments and any related documents with the Securities and Exchange Commission, and ratifies and confirms the actions that any such attorney-in-fact and agents, or their substitutes, may lawfully do or cause to be done under this power of attorney.

Signature	Title	Date

/s/ Jay Shuster	Chairman of the Board of Directors	August 5, 2008
Jay Shuster

/s/ Robert A. Snyder	Chief Executive Officer and Director	August 5, 2008
Robert A. Snyder	(Principal Executive Officer)

/s/ Gary Arnold	Director	August 5, 2008
Gary Arnold

/s/ Steven R. Berlin	Director	August 5, 2008
Steven R. Berlin

Director
John C. Guttilla

/s/ Douglas E. Hailey	Director	August 5, 2008
Douglas E. Hailey

/s/ Jeffrey S. Schoen	Director	August 5, 2008
Jeffrey S. Schoen

/s/ Keith Schroeder	Chief Financial Officer (Principal	August 5, 2008
Keith Schroeder	Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Document
3.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Orchids Paper Products Company Form S-1 (File No. 333-124173) dated April 19, 2005, exhibit 3.1.
3.1.1

Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Orchids Paper Products Company Form 10-Q (File No. 001-32563) dated August 14, 2007, exhibit 3.1.1.

3.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Orchids Paper Products Company Form S-1 (File No. 333-124173) dated April 19, 2005, exhibit 3.2.
5.1	Opinion of Bryan Cave LLP
10.1	Orchids Paper Products Company Stock Incentive Plan, As Amended, incorporated by reference to Orchids Paper Products Company Form 10-Q (File No. 00132563) dated August 4, 2008, exhibit 10.1.
23.1	Consent of Taylor Tullius Sartain & Sartain LLP
23.2	Consent of Bryan Cave LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

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